UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TECO Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of the transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Emera to Acquire TECO Energy in US$10.4 Billion Transaction

Acquisition is expected to be significantly accretive to EPS

Highlights:

•	EPS accretion expected in the first full year of operations (2017)[1], growing to more than 10 percent by the third full year (2019) [1].

•	TECO Energy shareholders will receive US$27.55 per share in cash, a 48 percent premium to the unaffected closing share price of July 15, 2015.

•	The Transaction provides additional support to Emera’s 8 percent dividend growth target through 2019 and positions Emera to extend the dividend growth target beyond 2019.

•	Upon closing, Emera will have approximately US$20 billion in assets, making it a top 20 North American regulated utility.

•	The Transaction’s rate base multiple, excluding Net Operating Tax Losses, is 1.6 times[2].

•	The acquisition of TECO Energy is an ideal strategic fit for Emera due to its business and generation mix and expanded U.S. presence in constructive regulatory jurisdictions. The acquisition provides Emera with a new platform in growth markets, and further opportunities to supply customers with cleaner generation.

•	Pro forma for the Transaction, Emera expects to maintain a strong investment grade credit profile with greater than 80 percent in regulated earnings.

•	TECO Energy, Tampa Electric, Peoples Gas and New Mexico Gas Co. will maintain existing corporate headquarters in Tampa and Albuquerque.

HALIFAX, Nova Scotia and TAMPA FL; September 04, 2015: Emera Inc. (“Emera”) (TSX: EMA) and TECO Energy, Inc. (“TECO Energy”) (NYSE:TE) today announced a definitive agreement for Emera to acquire TECO Energy (the “Transaction”), creating a North American energy leader, with over US$20 billion of assets and more than 2.4 million electric and gas customers. Upon closing, TECO Energy will become a wholly owned subsidiary of Emera.

Under the terms of the all-cash deal, which has been unanimously approved by the Board of Directors of both companies, TECO Energy shareholders will receive US$27.55 per common share, a 48 percent premium based on TECO Energy’s unaffected closing stock price on July 15, 2015 (the last trading day prior to news reports regarding TECO Energy’s strategic review) and 25 percent above TECO Energy’s unaffected 52-week high. This represents an aggregate purchase price of approximately US$10.4 billion including assumption of approximately US$3.9 billion of debt.

The closing of the Transaction, which is expected to occur by mid-2016, is subject to TECO Energy common shareholder approval and certain regulatory and government approvals, including approval by the New Mexico Public Regulation Commission, the Federal Energy Regulatory Commission and compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of customary closing conditions.

Transforms Emera from Regional to North American Energy Leader

The Transaction creates a top 20 North American regulated utility with geographic diversity and significant growth potential. Based on pro forma financial information as at June 30, 2015, following the completion of the Transaction Emera’s total assets will increase to approximately US$20 billion, with 56percent of those assets in Florida, 23 percent in Canada, 10 percent in New England, 6 percent in New Mexico and 5percent in the Caribbean.

“Our patient approach, and disciplined investment criteria have resulted in a pure-play regulated utility transaction that we expect to be significantly accretive for Emera’s shareholders and one that advances our strategic objectives,” said Chris Huskilson, President and CEO of Emera Inc. “We have found our ideal match in TECO Energy.”

TECO Energy President and CEO John Ramil said, “TECO Energy’s team members have worked hard to consistently generate strong financial and operating results from our regulated businesses and have positioned the company well for long-term earnings growth. We are proud that Emera has recognized the value of our business and that our shareholders will be rewarded for their confidence in our company. The TECO team looks forward to contributing to Emera’s bright future and the opportunities for growth across the organization.”

Commitments to TECO Energy’s Communities and Customers

“The acquisition of TECO Energy is underpinned by a deep commitment to TECO’s existing employees and the Florida and New Mexico customers and communities they serve,” Mr. Huskilson said. “Emera recognizes that TECO Energy and its employees are a vital presence in Florida and New Mexico, and will look to preserve that presence by further investing in TECO Energy’s existing employee base and communities, as has been done in other Emera acquisitions.”

TECO Energy, Tampa Electric and Peoples Gas headquarters will remain in Tampa, Florida, and New Mexico Gas Co. headquarters will remain in Albuquerque, New Mexico. As part of Emera’s commitment to the customers and communities in which it operates, operating boards will be established in Florida and New Mexico with local representation on both boards.

Emera will work expeditiously with TECO Energy to engage the Florida regulators and to process the required New Mexico state regulatory application in order to close the Transaction as promptly as possible, with closing expected by mid-2016. Emera has committed to comply with all of the conditions contained in the New Mexico Public Regulation Commission order approving TECO Energy’s acquisition of New Mexico Gas Co. Emera has a history of successfully executing acquisitions in the U.S. and working constructively through the related regulatory processes at the U.S. state and federal levels.

Rates charged by Tampa Electric, Peoples Gas and New Mexico Gas Co. will remain unchanged except as allowed under Tampa Electric’s 2013 rate case settlement or as approved by the Florida Public Service Commission and the New Mexico Public Regulation Commission.

Transaction Highlights

The acquisition of TECO Energy accelerates Emera’s financial goals.

The Transaction is expected to be significantly accretive to Emera’s earnings per common share, with accretion expected in the first full year of operations (2017)1, growing to more than 10 percent by the third full year (2019)2. Further, it provides additional support to Emera’s 8 percent dividend growth target through 2019, and upon closing positions Emera to extend the dividend growth target beyond 2019.

Emera’s pro forma regulated earnings are projected to be greater than 80 percent of its total earnings. The Transaction further diversifies cash flows and, pro forma for the Transaction, Emera expects to maintain a strong investment grade credit profile.

Emera and TECO Energy operations are aligned.

Emera and TECO Energy both have commitments to environmental leadership. Tampa Electric and Emera’s Nova Scotia Power are both vertically integrated electric utilities on similar paths to reduce emissions and provide cleaner generation for their customers.

TECO Energy operates in growth economies.

TECO Energy’s operations are located in vibrant markets experiencing job growth and a strong housing market that are expected to contribute to some of the strongest customer growth in the U.S. The operations are also concentrated in what Dominion Bond Rating Service describes as the “highly constructive regulatory jurisdiction” of Florida3.

TECO Energy provides a new growth platform for Emera to apply its strategy, adding new geographies, regulatory and business diversification.

Upon closing, the Transaction expands Emera’s geographic platform into Florida and New Mexico – adding two new regions beyond its existing U.S. base in the Northeast. The Transaction will also establish Emera in the regulated natural gas local distribution business, which shares many of the key competencies of a regulated electric utility such as a safety culture, a customer service focus, asset management expertise and regulatory experience.

There are significant near-term capital and customer service investment opportunities. Taken together, the pro forma capital expenditure profile of the two companies includes approximately $6.4 billion in capital investments from 2016 to 2019.

TECO’s utility operations will remain focused on reliably, safely and cost effectively providing energy and energy-related services at prices below national averages. Tampa Electric expects to invest more than US$2 billion over the next five years to provide the facilities and infrastructure to serve customers, including the completion of the Polk Power Station Units 2 – 5 combined cycle conversion project. Peoples Gas expects to invest approximately US$100 million annually to maintain and expand its system to serve its growing customer base and reliably provide service. New Mexico Gas Co. expects to invest approximately US$60 million annually to support customer growth and improve reliability.

TECO Coal

Emera fully supports TECO’s ongoing efforts to divest TECO Coal, and expects TECO Coal to be divested at or prior to Transaction close.

Financing

Emera has a fully committed US$6.5 billion bridge financing facility in place with JP Morgan Chase and Scotiabank. Permanent financing of the transaction is expected to be obtained by one or more placements of common equity, preferred equity and long term debt, the timing of which is expected to be influenced by the regulatory approvals process and subject to prevailing market conditions.

Advisors

J.P. Morgan acted as lead financial advisor and Scotiabank acted as financial advisor to Emera. Legal advisors to Emera were Davis Polk & Wardwell LLP and Osler, Hoskin & Harcourt LLP.

Morgan Stanley acted as the lead strategic and financial advisor and Moelis & Company acted as financial advisor to TECO Energy. Skadden Arps, Slate, Meagher & Flom LLP and Holland & Knight LLP acted as legal counsel.

Forward Looking Information

This news release contains forward-looking statements within the meaning of applicable securities laws including the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward-looking statements in this news release include, without limitation, statements relating to Emera’s proposed acquisition of TECO Energy, the transformation of Emera to a North American energy leader, dividend growth targets, earnings per share accretion, increases in regulated assets and earnings, strengthening credit metrics, new growth platforms, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, stakeholder commitments, stockholder and regulatory approvals, and the completion of the Transaction. These statements reflect Emera and TECO Energy’s management’s current beliefs and are based on information currently available to Emera management or TECO Energy management. Forward-looking statements involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward-looking statements. Emera and TECO Energy caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward-looking statements. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to the following: (i) the risk that TECO Energy may be unable to obtain shareholder approval for the proposed transaction or that Emera or TECO Energy may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the proposed transaction; (ii) the risk that a condition to the closing of the proposed transaction may not be satisfied; (iii) the timing to consummate the proposed transaction; (v) disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (iv) the diversion of management time and attention on the transaction; (v) general worldwide economic conditions and related uncertainties; (vi) the effect and timing of changes in laws or in governmental regulations (including environmental laws and regulations); (viii) the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and (xi) other factors discussed or referred to in the “Risk Factors” section of TECO Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC). Additional risks and uncertainties will be discussed in the proxy statement and other materials that TECO Energy will file with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this news release speaks only as of the date of the particular statement. For additional information with respect to certain of the risks or factors, reference should be made to Emera’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, and TECO Energy’s filings with the SEC. Except as required by law, each of Emera and TECO Energy disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Emera Inc.

Emera Inc. is a geographically diverse energy and services company headquartered in Halifax, Nova Scotia with approximately $10 billion in assets and 2014 revenues of $2.97 billion. The company invests in electricity generation, transmission and distribution, as well as gas transmission and utility energy services. Emera’s strategy is focused on the transformation of the electricity industry to cleaner generation and the delivery of that clean energy to market. Emera has investments throughout northeastern North America, and in four Caribbean countries. Emera continues to target having 75-85 percent of its adjusted earnings come from rate-regulated businesses. Emera common and preferred shares are listed on the Toronto Stock Exchange and trade respectively under the symbol EMA, EMA.PR.A, EMA.PR.B, EMA.PR.C, EMA.PR.E, and EMA.PR.F. Additional information can be accessed at www.emera.com or at www.sedar.com.

About TECO Energy, Inc.

TECO Energy, Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves more than 700,000 customers in West Central Florida; Peoples Gas System serves more than 350,000 customers across Florida; and New Mexico Gas Co. serves more than 510,000 customers across New Mexico. Other TECO Energy subsidiaries include TECO Coal, which owns and operates coal-production facilities in Kentucky, Tennessee and Virginia.

Teleconference Call

Emera will be hosting a teleconference Friday, September 4, 2015 at 7:00 pm Atlantic time (6:00 pm Toronto/Montreal/New York; 5:00 pm Winnipeg; 4:00 pm Calgary; 3:00 pm Vancouver to discuss this Transaction.

Analysts and other interested parties in North America wanting to participate in the call should dial 1 (888) 241-0551 at least 10 minutes prior to the start of the call. International participants wanting to participate should dial (647) 427-3415. No pass code is required. The teleconference will be recorded. If you are unable to join the teleconference live, you can dial for playback, toll-free at 1-855-859-2056, international participants wanting to listen to the playback can dial (404) 537-3406. The Conference ID is 26383740 (available until midnight, September 21, 2015).

Presentation slides for the conference call will be available and the teleconference will be web cast live at emera.com and available for playback for one year.

Additional Information and Where to Find It

The proposed Acquisition will be submitted to shareholders of TECO Energy for their consideration. In connection with the Acquisition, TECO Energy will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This press release is not a substitute for the proxy statement or any other document that TECO Energy may send to its shareholders in connection with the proposed Transaction.

TECO ENERGY SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED ACQUISITION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TECO ENERGY AND THE ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or upon request by contacting TECO Energy, Investor Relations, by telephone at 1-800-810-2032 or via email at investorrelations@tecoenergy.com. TECO Energy’s filings with the SEC are also available on TECO Energy’s website at http://investor.tecoenergy.com/investors/SEC-Filings/default.aspx.

Participants in the Solicitation

Emera, TECO Energy and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Emera’s directors and executive officers is available in its Management Information Circular statement filed on March 5, 2015 in connection with its 2015 annual meeting of shareholders, and information regarding TECO Energy’s directors and executive officers is available in its proxy statement filed with the SEC on March 11, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

For more information, please contact:

Emera:

Investor Relations:

Scott LaFleur, 902-428-6375

scott.lafleur@emera.com

Media:

Neera Ritcey, 902-222-2683

neera.ritcey@emera.com

TECO Energy:

Media: Cherie Jacobs - (813) 334-7779

cljacobs@tecoenergy.com

Investor Relations: Mark Kane – (813) 228-1772

mmkane@tecoenergy.com

Internet: www.tecoenergy.com

[1]	Within a stable currency exchange environment; for additional assumptions, see “Forward Looking Information”
[2]	Includes jurisdictional rate base, assets earning a return through clauses and riders, and construction work in progress
[3]	“The Regulatory Framework for Utilities: Canada vs. the United States – A Rating Agency Perspective”, dated October 2013